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                                                                   EXHIBIT 99.2
                          PENINSULA BANK OF COMMERCE

                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD NOVEMBER 19, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned shareholder(s) hereby nominate(s), constitute(s) and appoint(s) George R. Corey and Mark F. Doiron, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Special Meeting of Shareholders (the "Meeting") of PENINSULA BANK OF COMMERCE ("PBC") to be held at the principal administrative offices of PBC, 1001 Broadway, Millbrae, California 94030, on Wednesday, November 19, 1997, at 5:00 p.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

  1. To approve the principal terms of the Reorganization Agreement, dated as of September 5, 1997, by and among Greater Bay Bancorp, GBB Acquisition Corp. ("NEWCO") and PBC, pursuant to which NEWCO will merge with and into PBC (the "Merger") with PBC surviving the Merger.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

  2. OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of PBC or the Board of Directors at the Meeting.

                     PLEASE SIGN AND DATE ON REVERSE SIDE
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                          PLEASE SIGN AND DATE BELOW

  The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said Meeting. The undersigned acknowledges receipt of the notice of said Special Meeting and the Joint Proxy Statement/Prospectus accompanying said notice.

                                                 NUMBER OF SHARES: _______



                                                 _________________________
                                                      Signature of
                                                      Shareholder(s)

                                                 Dated: ____________, 1997

                                                 Please date this Proxy and
                                                 sign above exactly as your
                                                 name(s) appear(s) on this
                                                 card. Joint owners should each
                                                 sign personally. Corporate
                                                 proxies should be signed by an
                                                 authorized officer. Executors,
                                                 administrators, trustees,
                                                 etc., should give their full
                                                 titles.


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PRINCIPAL TERMS OF THE REORGANIZATION AGREEMENT. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE SPECIFIED PROPOSAL AT THE SPECIAL MEETING OF SHAREHOLDERS.

          I (WE) WILL     WILL NOT     ATTEND THE MEETING IN PERSON.